OBLIGATION GUARANTY

     THIS OBLIGATION GUARANTY (this "Guaranty") is executed as of January 31, 2005, by CENTRAL FREIGHT LINES, INC., a Nevada corporation ("Guarantor"), for the benefit of BANK OF AMERICA, N.A., a national banking association (in its capacity as Agent for the benefit of Lenders (defined below)).

                                    RECITALS

     A. WHEREAS, Central Freight Lines, Inc., a Texas corporation ("Borrower"), Bank of America, N.A., as Agent (including its permitted successors and assigns in such capacity, "Agent"), and Lenders have entered into a Credit Agreement, dated as of even date herewith (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement");

     B. WHEREAS, Guarantor is the parent of Borrower and Guarantor will derive substantially direct and indirect benefits from the extensions of credit made from time to time to Borrower pursuant to the Credit Agreement; and

     C. WHEREAS, this Guaranty is integral to the transactions contemplated by the Loan Documents and is a condition precedent to Lenders' obligations to extend credit under the Loan Documents.

     ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) as follows:

     1. DEFINITIONS. Terms defined in the Credit Agreement or in Annex A thereto have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this Guaranty:

     Agent is defined in the recitals to this Guaranty.

     Borrower means Borrower, Borrower as debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Relief Law.

     Credit Agreement is defined in the recitals to this Guaranty.

     Debtor Relief Law means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar laws from time to time in effect affecting the rights of creditors generally.

     Guaranteed Debt means, collectively, (a) the Obligations and (b) all present and future costs, Attorney Costs, and expenses reasonably incurred by Agent or any Lender to enforce Borrower's, Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of ss.ss. 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or Guarantor becomes subject).

     Guarantor is defined in the preamble to this Guaranty.

     Lender means, individually, or Lenders means, collectively, on any date of determination, Agent and the financial institutions party to the Credit Agreement and their permitted successors and assigns.

     Subordinated Debt means all present and future obligations of Borrower to Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor,
(d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

     2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed, all commitments to extend any credit under the Loan Documents have terminated, all Letters of Credit have expired or been terminated, and all Hedge Agreements between Borrower and Bank or any Affiliate thereof have expired. Guarantor may rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantor, Lenders, and Agent that the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

     3. CONSIDERATION. Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

     4. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Lender, other than under this Guaranty, that liability shall not be in any manner impaired or affected by this Guaranty. The rights of Agent or Lenders under this Guaranty are cumulative of any and all other rights that Agent or Lenders may ever have against Guarantor. The exercise by Agent or Lenders of any right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other right.

     5. PAYMENT UPON DEMAND. If an Event of Default exists, Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to Guarantor previous to that demand of either the acceptance by Agent or Lenders of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Agent and Lenders; provided that, if an Event of Default exists and Agent or Lenders cannot, for any reason, accelerate the Obligations, then the Guaranteed Debt shall be, as among Guarantor, Agent, and Lenders, a fully matured, due, and payable obligation of Guarantor to Agent and Lenders. It is not necessary for Agent or Lenders, in order to enforce that payment by Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt or to enforce rights against any Collateral securing any Guaranteed Debt.

     6. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Guarantor agrees not to accept any payment of any Subordinated Debt from Borrower if an Event of Default exists. If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, Guarantor shall hold that payment in trust for Agent and Lenders and promptly turn it over to Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

     7. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt, the termination of the obligation of Lenders to extend credit under the Loan Documents, and expiration of all Hedge Agreements between Borrower and Bank or any Affiliate thereof, (a) Guarantor may not assert, enforce, or otherwise exercise any right of subrogation to any of the rights or Liens of Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any Collateral or other security or any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against Borrower or any other obligor on any Guaranteed Debt or any guarantor of it, (b) Guarantor defers all of the foregoing rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and (c) Guarantor defers the benefit of, and subordinates any right to participate in, any Collateral or other security given to Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

     8. NO RELEASE. Guarantor's obligations under this Guaranty shall not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any Collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on any Guaranteed Debt, except for any final release resulting from payment in full of such Guaranteed Debt; (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Agent or any Lender to any other obligor on any Guaranteed Debt; (g) any neglect, delay, omission, failure, or refusal of Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Agent or any Lender against any Borrower or any new agreement between Agent, any Lender, and any Borrower; it being understood that neither Agent nor any Lender is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to Guarantor by law or elsewhere in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of any Guaranteed Debt to Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

     9.  REPRESENTATIONS AND WARRANTIES.  Guarantor represents and warrants that
(a) it is duly incorporated and in good standing under the laws of the state of its incorporation and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) assuming the repayment of the Existing SunTrust Debt, the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (e) it has no assets other than the equity interests owned by it in each of its Subsidiaries; and (f) as of the Closing Date, following repayment of the Existing SunTrust Debt, it will have no debt other than the Guaranteed Obligations and Guaranties with respect to other Debt of the Borrower permitted by Section 7.13 of the Credit Agreement.

     10. AFFIRMATIVE COVENANTS. Guarantor covenants and agrees that until the Guaranteed Obligations are paid and performed in full, it shall (a) file when due all tax returns and pay all taxes, fees, assessments and other governmental charges against it unless such tax, fee, assessment, or governmental charge is being contesting in good faith by appropriate proceedings diligently pursued;
(b) maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect;
(c) comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business; (d) obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date; (e) execute and deliver to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents to which it is a party; (f) enter into collateral documents (in form and substance acceptable to the Agent), including, without limitation, the Parent Pledge Agreement, pursuant to which it shall, to the extent permitted by applicable law, grant, pledge, assign, and create first priority Agent's Liens in and to all of the equity interests of Borrower owned by Guarantor; and (g) promptly deliver to Administrative Agent such information respecting its business affairs, assets and liabilities as Administrative Agent may reasonably request.

     11. NEGATIVE COVENANTS. Guarantor covenants and agrees that until the Guaranteed Obligations are paid and performed in full, it shall not (a) modify, amend or alter its certificate or articles of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent;
(b) enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing; (c) Guarantor shall not make, issue, or become liable on any Guaranty other than this Guaranty and Guaranties with respect to other Debt of the Borrower permitted by Section 7.13 of the Credit Agreement; (d) incur or maintain any Debt, other than the Guaranteed Obligations and Guaranties with respect to other Debt of the Borrower permitted by Section 7.13 of the Credit Agreement; (e) engage directly or indirectly, in any line of business other than the businesses in which Guarantor is engaged on the Closing Date; (f) purchase or otherwise acquire any assets other than those assets owned by the Guarantor on the Closing Date; (g) create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired, except for Agent's Liens; (h) directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those Subsidiaries in existence on the Closing Date and those Subsidiaries of the Borrower permitted by the terms of the Credit Agreement.

     12. WAIVERS. By execution hereof, Guarantor acknowledges and agrees to the waivers set forth in Section 13.9 of the Credit Agreement. To the maximum extent lawful, Guarantor waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any Guaranteed Debt or require suit against Borrower or others. In addition to the foregoing, Guarantor waives
(a) promptness, diligence, and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness, or liability to which this

Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement, and indulgences of every kind, and (b) the taking of any other action by the Agent, including without limitation, giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party. To the maximum extent lawful, Guarantor waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any Guaranteed Indebtedness or require suit against Borrower or others, whether arising under ss. 34.02 of the Texas Business and Commerce Code, as amended (regarding its right to require Agent or Lenders to sue Borrower on accrued right of action following its written notice to Agent or Lenders), ss. 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against it without suit against Borrower, but precluding entry of judgment against it before entry of judgment against Borrower), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring Agent or Lenders to join Borrower in any suit against it unless judgment has been previously entered against Borrower), or otherwise.

     13. LOAN DOCUMENTS. Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of Agent and Lenders. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.

     14. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Agent or any Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party or any Collateral securing any Guaranteed Debt.

     15. NO REDUCTION. The Guaranteed Debt shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed
Debt) of Borrower or any other obligor against Agent or any Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

     16. INSOLVENCY OF GUARANTOR. Should Guarantor become insolvent, or fail to pay its debts generally as they become due, or voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Relief Law (other than as a creditor or claimant), or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Agent or any Lender granted hereunder, then, in any such event, the Guaranteed Debt shall be, as among Guarantor, Agent and Lenders, a fully matured, due, and payable obligation of Guarantor to Agent and Lenders (without regard to whether Borrower is then in default under the Loan Documents or whether the Obligations, or any part thereof, is then due and owing by Borrower to any Lender), payable in full by Guarantor to Lenders upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

     17. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of Section 13 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, CHOICE OF FORUM, SERVICE OF PROCESS AND JURISDICTION, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

     18. NOTICES. To be effective, notices required or permitted to be given under this Guaranty must be in writing, shall be delivered as provided in
Section 13.8 of the Credit Agreement to the address or facsimile number set forth on the signature pages to this Guaranty, and shall be effective as provided in Section 13.8 of the Credit Agreement.

     19. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced.

     20. AGENT AND LENDERS. Agent is Agent for each Lender under the Credit Agreement. All rights granted to Agent under or in connection with this Guaranty are for each Lender's ratable benefit. Agent may, without the joinder of any Lender, exercise any rights in Agent's or Lenders' favor under or in connection with this Guaranty. Agent's and each Lender's rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, Guarantor is neither required to inquire about any such agreement nor is subject to any terms of such agreement unless Guarantor specifically joins such agreement. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of such agreement.

     21. PARTIES. This Guaranty benefits Agent, Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Agent under the Credit Agreement, all of the rights of Agent under this Guaranty automatically vest in that new Agent as successor Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The rights of Agent and Lenders under this Guaranty may be transferred with any assignment of the Guaranteed Debt. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of rights and obligations under this Guaranty.

     21. NOTICE OF FINAL AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




                     Remainder of Page Intentionally Blank.
                          Signature Page(s) to Follow.

     EXECUTED as of the date first stated in this Guaranty.


GUARANTOR:                             Notice information for Guarantor:

CENTRAL FREIGHT LINES, INC.,           5601 West Waco Drive
a Nevada corporation                   Waco, TX  76710
                                       Attention:------------------------
                                       Telecopy No.:---------------------
By:
          Name:-----------------------
          Title:----------------------